Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports 2014 Full Year and Fourth Quarter Results

WEST MELBOURNE, Florida -- March 4, 2015 -- RELM Wireless Corporation (NYSE MKT: RWC) today announced financial and operating results for the quarter and year ended December 31, 2014.

For the year ended December 31, 2014, sales increased 14.6% to approximately $31.0 million, compared with approximately $27.0 million for 2013.  Net income for the year ended December 31, 2014 increased 42.1% to approximately $1.6 million, or $0.12 per diluted share, compared with $1.1 million, or $0.08 per diluted share, last year.

Gross profit margin for 2014 was 42.6% of sales, versus 43.5% of sales in the previous year.  Selling, general and administrative expenses as a percentage of sales declined to approximately 34.4%, or $10.7 million, in 2014, compared with approximately 37.4%, or $10.1 million, in 2013.

For the fourth quarter ended December 31, 2014, sales totaled approximately $5.4 million, compared with $6.2 million for the fourth quarter of 2013.  Net loss for the quarter ended December 31, 2014 was approximately $180,000, or $0.01 per diluted share, compared with net income of approximately $26,000 or $0.00 per diluted share for the same quarter last year.

Gross profit margin for the fourth quarter 2014 was 43.8% of sales, compared with 41.0% of sales for the fourth quarter 2013.  Selling, general and administrative expenses totaled approximately $2.5 million (46.5% of sales) for the fourth quarter 2014, compared with approximately $2.5 million (41.0% of sales) for the fourth quarter 2013.

The Company had approximately $28.9 million in working capital as of December 31, 2014, of which $11.4 million was comprised of cash and cash equivalents.  This compares with working capital of $25.7 million as of December 31, 2013, of which $7.9 million was comprised of cash and cash equivalents.  As of December 31, 2014 the Company had no borrowings outstanding under its revolving credit facility.

RELM President and Chief Executive Officer David Storey commented, “2014 was a year of progress with encouraging signs for the future.  It was our best sales year since 2006, and positions the Company well going into 2015.  We set new highs for total customer orders as well as for orders of P25 digital products.  Our earnings grew 42% from the prior year, and generated  $3.4 million in positive cash flow from operations, adding further capacity to our balance sheet.”

Mr. Storey continued, “I am pleased that we made meaningful headway toward key strategic initiatives, which focused primarily on entering new markets and gaining traction with new customers.  Additionally, more technology and capabilities were added to our portfolio in 2014, helping to further expand our addressable market.  These factors are important in establishing a foundation for future success and growth.  Looking ahead, we will drive RELM forward, overcoming any challenges we may face from the broader industry environment.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, March 5, 2015.  Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on March 5, 2015.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until March 13, 2015, by dialing 877-660-6853 (international/local participants dial 201-612-7415) and entering the conference ID# 13599061.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for 68 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE MKT market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; government regulation; business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; acts of war or terrorism; any infringement claims; provisions in our charter documents and under Nevada law that may discourage a potential takeover; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

RELM WIRELESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Sales, net	$5,420	$6,159	$30,971	$27,023
Expenses:
Cost of products	3,045	3,635	17,784	15,276
Selling, general and administrative expenses	2,518	2,527	10,659	10,106
Total expenses	5,563	6,162	28,443	25,382

Operating (loss) income	(143)	(3)	2,528	1,641

Other expense:
Net interest expense	1	0	1	0
Other (expense) income:	(1)	5	(6)	16

Income (loss) before income taxes	(143)	2	2,523	1,657

Income tax benefit (expense)	(37)	24	(900)	(515)

Net income (loss)	$(180)	$26	$1,623	$1,142

Net earnings (loss) per share - basic	$(0.01)	$0.00	$0.12	$0.08
Net earning (loss) per share - diluted	$(0.01)	$0.00	$0.12	$0.08

Weighted average common shares outstanding, basic	13,665	13,584	13,647	13,569
Weighted average common shares outstanding, diluted	13,665	13,650	13,755	13,627

RELM WIRELESS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in Thousands, except share data)

	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$11,363	$7,945
Trade accounts receivable, net	3,266	2,844
Inventories, net	12,112	11,575
Deferred tax assets, net	3,743	3,836
Prepaid expenses and other current assets	1,921	1,920
Total current assets	32,405	28,120
Property, plant and equipment, net	1,282	1,045
Deferred tax assets, net	2,290	3,072
Capitalized software, net	753	1,478
Other assets	256	308
Total assets	$36,986	$34,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,403	$950
Accrued compensation and related taxes	1,246	779
Accrued warranty expense	384	292
Accrued other expenses and other current liabilities	217	154
Deferred revenue	291	281
Total current liabilities	3,541	2,456

Deferred revenue	212	147
Total liabilities	$3,753	$2,603
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares, none issued or outstanding.	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 13,665,087 and 13,588,804 issued and outstanding shares at December 31, 2014 and 2013, respectively	8,199	8,153
Additional paid-in capital	24,816	24,672
Accumulated earnings (deficit)	218	(1,405)
Total stockholders’ equity	33,233	31,420
Total liabilities and stockholders’ equity	$36,986	$34,023